PRE-ACQUISITION AGREEMENT

                                     Between

                            BURLINGTON RESOURCES INC.

                                       and

                        CANADIAN HUNTER EXPLORATION LTD.









                           Dated as of October 8, 2001



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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 INTERPRETATION.....................................................1
         .1 Definitions......................................................1
         .2 Singular, Plural, etc............................................4
         .3 Deemed Currency..................................................4
         .4 Headings, etc....................................................4
         .5 Date for any Action..............................................4
         .6 Governing Law....................................................4
         .7 Attornment.......................................................4
         .8 Accounting Matters...............................................5
         .9 Knowledge........................................................5
         .10 Interpretation Not Affected by Party Drafting...................5
         .11 Incorporation of Schedules......................................5

ARTICLE 2 THE OFFER..........................................................5
         .1 The Offer........................................................5
         .2 Canadian Hunter Directors' Circular..............................7
         .3 Offer Documents..................................................8
         .4 Outstanding Stock Options and Deferred Share Units...............8
         .5 Rights Plan......................................................9
         .6 Employee Plans...................................................9

ARTICLE 3 PUBLICITY AND SOLICITATION........................................10
         .1 Publicity.......................................................10
         .2 Solicitation....................................................10

ARTICLE 4 TRANSACTIONS FOLLOWING COMPLETION OF THE OFFER....................10
         .1 Second Stage Transaction........................................10
         .2 Information Circular, Etc.......................................11

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BURLINGTON......................11
         .1 Organization and Qualification..................................11
         .2 Authority Relative to this Agreement............................11
         .3 No Violations...................................................12
         .4 Funds Available.................................................12

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF CANADIAN HUNTER.................12
         .1 Organization and Qualification..................................12
         .2 Authority Relative to this Agreement............................13
         .3 No Violations...................................................13
         .4 Capitalization..................................................14
         .5 No Material Adverse Change......................................14
         .6 No Undisclosed Material Liabilities.............................14
         .7 Impairment......................................................14
         .8 Officer Obligations.............................................14
         .9 Financial Advisor...............................................14
         .10 Conduct of Business............................................15
         .11 Reports........................................................15
         .12 Subsidiaries...................................................16
         .13 Compliance with Law............................................16
         .14 Material Agreements............................................16
         .15 Disclosure.....................................................16
         .16 Employment Agreements..........................................16
         .17 U.S. Securities Law Matters....................................16


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                                       ii


         .18 Employee Benefit Plans.........................................17
         .19 Books and Records..............................................17
         .20 Litigation, Etc................................................17
         .21 Environmental..................................................17
         .22 Tax Matters....................................................17
         .23 Reporting Issuer Status........................................18
         .24 Debt and Working Capital.......................................19
         .25 Confidentiality Agreements.....................................19
         .26 Insurance......................................................19

ARTICLE 7 CONDUCT OF BUSINESS...............................................19
         .1 Conduct of Business by Canadian Hunter..........................19
         .2 Provision of Information; Access................................20

ARTICLE 8 COVENANTS OF CANADIAN HUNTER......................................21
         .1 Notice of Material Change.......................................21
         .2 Non-Completion Fee..............................................21
         .3 No Solicitation.................................................22
         .4 Canadian Hunter Board of Directors..............................23
         .5 Structure of Transaction........................................23
         .6 Financial and Other Information.................................23

ARTICLE 9 COVENANTS OF BURLINGTON...........................................24
         .1 Availability of Funds...........................................24
         .2 Other Covenants.................................................24

ARTICLE 10 MUTUAL COVENANTS.................................................24
         .1 Other Filings...................................................24
         .2 Additional Agreements...........................................24

ARTICLE 11 TERMINATION, AMENDMENT AND WAIVER................................25
         .1 Termination.....................................................25
         .2 Effect of Termination...........................................26
         .3 Amendment.......................................................26
         .4 Waiver..........................................................26

ARTICLE 12 GENERAL PROVISIONS...............................................26
         .1 Notices.........................................................26
         .2 Miscellaneous...................................................27
         .3 Directors' and Officers' Insurance..............................27
         .4 Indemnities.....................................................27
         .5 Employment Agreements...........................................28
         .6 Third Party Beneficiaries.......................................28
         .7 Assignment......................................................28
         .8 Expenses........................................................28
         .9 Confidentiality Agreement.......................................28
         .10 Survival of Representations and Warranties.....................28
         .11 Severability...................................................28
         .12 Counterpart Execution..........................................29


SCHEDULE A -        CONDITIONS TO THE OFFER

SCHEDULE B -        FORM OF PRE-TENDER AGREEMENT

SCHEDULE C -        FORM OF JOINT PRESS RELEASE



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                            PRE-ACQUISITION AGREEMENT

     THIS AGREEMENT made as of the 8th day of October, 2001,

BETWEEN:

     BURLINGTON RESOURCES INC., a corporation duly incorporated under and governed by the laws of the State of Delaware and having an office in the City of Houston, in the State of Texas (hereafter referred to as "Burlington")

                                     - and -

     CANADIAN HUNTER EXPLORATION LTD., a corporation duly amalgamated under and governed by the laws of Alberta and having its head and principal office in the City of Calgary, in the Province of Alberta (hereafter referred to as "Canadian Hunter")

     WHEREAS the Board of Directors of each of Burlington and Canadian Hunter has determined that it is in the best interests of their respective corporations and shareholders that Burlington and Canadian Hunter combine their business interests with the result that there shall be one economic enterprise and that such combination be effected through an offer by Burlington to purchase all of the outstanding shares of Canadian Hunter;

     AND WHEREAS the Board of Directors of Canadian Hunter has determined to unanimously recommend acceptance of the Burlington offer to the shareholders of Canadian Hunter;

     AND WHEREAS Burlington is willing to make an offer subject to the terms and conditions of this Agreement;

     NOW THEREFORE IN CONSIDERATION OF the mutual covenants hereinafter contained and other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

 .1       Definitions

     In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

"Act" means the Business Corporations Act (Alberta) as the same has been and may hereafter from time to time be amended;

"affiliates" has the meaning set forth in the Act;

"Agreement", "this Agreement", "herein", "hereto", and "hereof" and similar expressions refer to this Agreement, as the same may be amended or supplemented from time to time and, where applicable, to the appropriate Schedules hereto;

"Burlington" means Burlington Resources Inc.;

"Business Day" means any day excepting a Saturday, Sunday or statutory holiday in Calgary, Alberta;

"Canadian Hunter" means Canadian Hunter Exploration Ltd.;


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                                       2


"Canadian Hunter Governing Documents" means the Articles of Amalgamation and By-laws of Canadian Hunter;

"Canadian Hunter Options" means the outstanding options to acquire Canadian Hunter Shares under the Stock Option Plan;

"Canadian Hunter Shares" means common shares in the share capital of Canadian Hunter;

"Canadian Hunter Subsidiaries" 945266 Alberta Ltd., 509162 Alberta Ltd., Atalaya Energy S.A., Canadian Hunter Holdings Ltd., Canadian Hunter Argentina S.A., Canadian Hunter Resources (a general partnership), Kintail Energy Inc. and Pogo Canada Limited;

"Canadian Hunter Year End Bonus Arrangements" has the meaning set forth in
Section 2.6(c) and as set forth in the Disclosure Letter;

"Canadian GAAP" means Canadian generally accepted accounting principles applied on a consistent basis;

"Deferred Share Unit Plan" means the deferred share unit plan of Canadian Hunter dated as of January 1, 2001;

"Deferred Share Units" means the bookkeeping entry, equivalent in value to a Canadian Hunter Share, credited to non-employee directors under the Deferred Share Unit Plan;

"diluted basis" means, with respect to the number of outstanding Canadian Hunter Shares at any time, such number of outstanding Canadian Hunter Shares calculated assuming that all Canadian Hunter Options, Deferred Share Units and other rights other than the Rights to purchase Canadian Hunter Shares are exercised;

"Disclosure Letter" means the letter dated October 8, 2001 delivered concurrently with this Agreement;

"Effective Time" means the time that Burlington shall have acquired ownership of and paid for at least the Minimum Required Shares pursuant to the terms of the Offer;

"Expiry Time" means the Initial Expiry Time unless the Offer has been or is required to be extended, in which case it means the expiry time of the Offer as extended, or required to be extended, from time to time;

"HSR Act" means the United States Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended;

"Initial Expiry Time" means 1:01 a.m. (Calgary time) on the first Business Day which falls after the 35th day following the day of the mailing of the Offer Documents to the shareholders of Canadian Hunter (where the first day of this period is the day immediately following the day of mailing);

"material" means, where used in relation to Canadian Hunter and its subsidiaries, a fact, asset, liability, transaction or circumstance concerning the business, assets, rights, liabilities, capitalization, operations, prospects or financial condition of Canadian Hunter and its subsidiaries, taken as a whole, that: (i) would be reasonably likely to have a significant effect on the market price or value of the Canadian Hunter Shares; or (ii) that would prevent or materially delay completion of the Offer in accordance with this Agreement, or any compulsory acquisition or Second Stage Transaction;

"Material Adverse Change" means any change (or any condition, event or development involving a prospective change) in the business, operations, results of operations, assets, capitalization, financial condition, licenses, permits, concessions, rights, liabilities, prospects or privileges, whether contractual or otherwise, of Canadian Hunter or any of its subsidiaries which is, or could reasonably be expected to


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                                       3


be, materially adverse to the business of Canadian Hunter and its subsidiaries considered as a whole other than a change: (i) which has prior to the date hereof been publicly disclosed or otherwise disclosed in the Disclosure Letter;
(ii) resulting from conditions affecting the oil and gas industry as a whole;
(iii) resulting from general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere; or (iv) resulting from changes in the market price of crude oil or natural gas;

"Minimum Condition" means the condition set forth in paragraph (a) of Schedule
A;

"Minimum Required Shares" means at least that number of the outstanding Canadian Hunter Shares required pursuant to the Minimum Condition unless Burlington shall have waived the Minimum Condition in which case "Minimum Required Shares" means that number of the outstanding Canadian Hunter Shares which Burlington takes up on the Take-up Date, provided that such number of Canadian Hunter Shares shall not be less than 50% of the issued and outstanding Canadian Hunter Shares on a diluted basis (exclusive of any Canadian Hunter Shares that Burlington owned prior to the date the Offer Documents are mailed);

"Offer" has the meaning set forth in Section 2.1(a);

"Offer Documents" has the meaning set forth in Section 2.3(a);

"Officer Obligations" means the obligations of Canadian Hunter to its officers for severance or termination payments in connection with a termination of employment or change of control of Canadian Hunter pursuant to any written agreements, in each case as listed in the Disclosure Letter;

"Pension Plans" means the defined benefit pension plan of Canadian Hunter, the defined contribution pension plan of Canadian Hunter and the supplementary retirement plan of Canadian Hunter;

"Rights" means the rights issued to holders of Canadian Hunter Shares pursuant to the Rights Plan;

"Rights Plan" means the Shareholder Rights Plan Agreement dated as of March 21, 2000 between Canadian Hunter and Montreal Trust Company of Canada (now Computershare Trust Company of Canada);

"Second Stage Transaction" has the meaning set forth in Section 4.1;

"Securities Authorities" means the appropriate securities commissions or similar regulatory authorities in Canada and each of the provinces and territories thereof and in the United States and each of the states thereof;

"Securities Laws" has the meaning set forth in Section 2.3(a);

"Share Purchase Plan" means the Share Purchase Plan of Canadian Hunter as of May 16, 2001;

"Share Savings Plan" means the Employee Share Savings Plan of Canadian Hunter as of December 31, 1998;

"Stock Option Plan" means the Incentive Share Option Plan of Canadian Hunter as of May 16, 2001;

"subsidiary" has the meaning set forth in the Securities Act (Alberta);

"Superior Proposal" has the meaning set forth in Section 8.3;

"Take-over Proposal" means a proposal or offer (other than by Burlington), whether or not subject to a due diligence condition, whether or not in writing, to acquire in any manner, directly or indirectly,


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beneficial ownership of all or a material portion of the assets of Canadian
Hunter or any material Canadian Hunter Subsidiary or to acquire in any manner, directly or indirectly, beneficial ownership or control or direction over more than 20% of the outstanding voting shares of Canadian Hunter whether by an arrangement, amalgamation, merger, consolidation or other business combination, by means of a sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving Canadian Hunter or any Canadian Hunter Subsidiary including without limitation any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of all or a material portion of the assets of Canadian Hunter or any Canadian Hunter Subsidiary or to acquire in any manner, directly or indirectly, more than 20% of the outstanding voting shares of Canadian Hunter (other than the transactions contemplated by this Agreement); and

"Take-up Date" means the date that Burlington first takes up and acquires Canadian Hunter Shares pursuant to the Offer.

 .2       Singular, Plural, etc.

     Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

 .3       Deemed Currency

     In the absence of a specific designation of any currency any undescribed dollar amount herein shall be deemed to refer to Canadian dollars.

 .4       Headings, etc.

     The division of this Agreement into Articles and Sections, the provision of a table of contents hereto and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made.

 .5       Date for any Action

     In the event that any date on which any action is required to be taken hereunder by any of the parties hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

 .6       Governing Law

     This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

 .7       Attornment

     The parties hereby irrevocably and unconditionally consent to and submit to the courts of the Province of Alberta for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by single registered mail to the addresses of the parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against either party in such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of Alberta and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.


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                                       5


 .8       Accounting Matters

     Unless otherwise stated, all accounting terms used in this Agreement in respect of Canadian Hunter shall have the meanings attributable thereto under Canadian GAAP and all determinations of an accounting nature in respect of Canadian Hunter required to be made shall be made in a manner consistent with Canadian GAAP and past practice.

 .9       Knowledge

     Where in this Agreement a representation or warranty is made on the basis of the knowledge or awareness of Canadian Hunter, such knowledge or awareness consists only of the actual knowledge or awareness, as of the date of this Agreement, of the senior executive officers of Canadian Hunter, but does not include the knowledge or awareness of any other individual or any constructive, implied or imputed knowledge.

 .10      Interpretation Not Affected by Party Drafting

     The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party will not be applicable in the interpretation of this Agreement.

 .11      Incorporation of Schedules

     Schedules A to C attached hereto and described below shall, for all purposes hereof, form an integral part of this Agreement.

                  Schedule A        Conditions to the Offer
                  Schedule B        Form of Pre-tender Agreement
                  Schedule C        Form of Joint Press Release

                                    ARTICLE 2
                                    THE OFFER

 .1       The Offer

(a) Subject to the terms and conditions of this Agreement, Burlington shall mail to holders of Canadian Hunter Shares and Canadian Hunter Options as soon as practicable but in any event not later than 11:59 p.m. (Calgary time) on October 19, 2001, an offer to purchase all of the outstanding Canadian Hunter Shares (including the associated Rights) including any Canadian Hunter Shares which may become outstanding pursuant to the exercise of outstanding Canadian Hunter Options and pursuant to the exchange of outstanding Deferred Share Units, for a price of $53.00 in cash for each Canadian Hunter Share which offer shall be made in accordance with this Agreement, the Act and Securities Laws and be subject to the conditions set forth in Schedule A hereto (the "Offer", which term shall include any amendments to, or extensions of, such Offer, including, without limitation, increasing the consideration, removing or waiving any condition or extending the date by which Canadian Hunter Shares may be tendered). Burlington and Canadian Hunter shall cooperate in making on a timely basis any filings with respect to the Offer, including amendments thereafter on a timely basis as required by Securities Laws. The Offer shall be prepared in both the English and French languages and in accordance with this Agreement, the Act and Securities Laws. Burlington shall provide Canadian Hunter with a draft copy of the Offer Documents prior to mailing for its review and comment.

(b) Burlington may make the Offer itself or through any direct or indirect subsidiary. In the event that a Burlington subsidiary makes or participates in the making of the Offer, the term "Burlington" as used herein shall include such subsidiary, other than in Article 5 where the term

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                                       6


     "Burlington" shall not include such subsidiary, but Burlington shall continue to be liable to Canadian Hunter, as principal obligor, for such subsidiary's obligations hereunder and for any default by such subsidiary in the performance of its obligations hereunder.

(c) The Offer shall expire at the Initial Expiry Time, except that the Offer may be extended, at the sole discretion of Burlington, if the conditions thereto set forth in Schedule A hereto are not satisfied on the date and time at which the Offer expires and if Burlington determines, acting reasonably, that there is a reasonable prospect that the conditions of the Offer may not be satisfied prior to the Expiry Time. In addition, in the event that any appropriate regulatory approval is not obtained prior to the time the Offer is scheduled to terminate, unless such approval has been denied, Burlington agrees that it will extend the Offer for not less than two additional successive 10 day periods, if upon the expiry of any extension, the appropriate regulatory approval has not been obtained.

     In the event that at the Expiry Time, all conditions of the Offer contained in Schedule A hereto have been satisfied or waived other than the condition set forth in paragraph (g) of Schedule A, Burlington hereby agrees to extend the Offer for a period of time not less than 10 days past the Expiry Time. If the condition set forth in paragraph (g) of Schedule A is not satisfied at the end of the extended Offer period, Burlington shall have no further obligation to extend the Offer.

     Subject to the satisfaction or waiver of the conditions set forth in Schedule A hereto, Burlington shall within three Business Days accept for payment and pay for all Canadian Hunter Shares validly tendered (and not properly withdrawn) pursuant to the Offer. Each of Burlington and Canadian Hunter shall use all commercially reasonable efforts to consummate the Offer, subject to the terms and conditions thereof.

(d) It is agreed that Burlington may, in its sole discretion, waive any term or condition of the Offer for its benefit provided that if Burlington takes up and pays for any Canadian Hunter Shares it shall acquire not less than the Minimum Required Shares. Burlington agrees that it shall not amend any term or condition of the Offer (which for greater certainty, does not include waiving, in whole or part, a condition of the Offer) in a manner that is materially adverse to the holders of Canadian Hunter Shares without the prior written consent of Canadian Hunter other than to: (i) comply with
     Section 2.1(c); (ii) extend the Offer, if, at the initial or extended date on which the Offer is scheduled to terminate, any of the conditions to the Offer shall not be satisfied or waived by Burlington, until such time as such conditions are satisfied or waived by Burlington; (iii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities Authorities applicable to the Offer or any period required by applicable law; or (iv) comply with the legal obligations of Burlington with respect to any amendment, modification or change of the Offer.

     Notwithstanding and without limiting the foregoing, Burlington may at any time following the Initial Expiry Time, reduce the Minimum Condition to a percentage not less than 50% (exclusive of any Canadian Hunter Shares that Burlington owned prior to the date the Offering Documents are mailed) and shall, subject to the conditions of the Offer being satisfied or waived, take up and pay for all Canadian Hunter Shares validly deposited to the Offer, provided that, after Burlington reduces the Minimum Condition, Burlington extends the Offer by a 10 day period and agrees to extend the Offer for not less than two additional successive 10 day periods if, upon the expiry of any extension, the Minimum Condition has not been satisfied. Any agreement of Burlington referred to in the foregoing sentence shall continue after the Effective Time until such agreement shall have been performed or this Agreement is terminated.

     Burlington shall provide a draft of any proposed amendment, modification or change to the Offer to Canadian Hunter.

(e) Burlington will instruct the depositary under the Offer to advise Canadian Hunter from time to time, not less frequently than every three Business Days until the day immediately prior to the Expiry Time and thereafter on an hourly basis, if requested by Canadian Hunter and in such


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                                       7


     manner as Canadian Hunter may reasonably request, as to the number of Canadian Hunter Shares that have been tendered (and not withdrawn) under the Offer.

(f) Burlington's obligation to make the Offer as set forth in Section 2.1(a) is conditional upon the execution and delivery to Burlington, concurrently with the execution of this Agreement, of pre-tender agreements referred to in Section 2.2(b).

(g) Notwithstanding any of the other terms of this Agreement, Burlington shall not be required to make the Offer if, on or before the date Burlington would otherwise be required to make the Offer under the terms of this
     Agreement:

     (i) any of the representations or warranties of Canadian Hunter contained herein shall not be true and correct in all material respects or Canadian Hunter shall not have complied in all material respects with each of its covenants set out herein; or

     (ii) the Board of Directors of Canadian Hunter shall have withdrawn its positive recommendation of the Offer; or

     (iii) a Material Adverse Change shall have occurred, or a person shall have commenced a bona fide action for injunctive relief against the performance of this Agreement or the completion of the Offer, or another event shall have occurred or circumstances shall exist which would make it impossible or highly unlikely to satisfy one or more of the conditions of the Offer set forth in Schedule A hereto.

The foregoing conditions are for the sole benefit of Burlington and may be waived by Burlington at any time.

 .2       Canadian Hunter Directors' Circular

(a) Canadian Hunter hereby consents to the Offer as set forth in Section 2.1 and confirms that its Board of Directors has resolved that it will recommend that holders of Canadian Hunter Shares accept the Offer, has approved the entering into of this Agreement and has received the opinion of its financial advisors that the consideration payable pursuant to the Offer is fair, from a financial point of view, to the holders of Canadian Hunter Shares and has resolved to unanimously recommend acceptance of the Offer by the holders of Canadian Hunter Shares, subject to Section 8.3. Canadian Hunter shall prepare and make available for mailing with the Offer, in both the English and French languages, sufficient copies of a directors' circular prepared in accordance with Securities Laws. The directors' circular will set forth (among other things) the recommendation of the Board of Directors of Canadian Hunter as described above. Canadian Hunter shall provide Burlington with a draft copy of the directors' circular prior to its finalization for Burlington's review and comment.

(b) The Board of Directors of Canadian Hunter has been advised that the directors and officers of Canadian Hunter intend to tender their Canadian Hunter Shares under the Offer and have agreed to elect that, in lieu of exercising their Canadian Hunter Options, Canadian Hunter will pay the difference between the exercise price of their Canadian Hunter Options and the purchase price for the Canadian Hunter Shares under the Offer immediately after the Take-up Date in exchange for the termination of their Canadian Hunter Options and providing that such director or officer agrees to surrender any remaining unexercised options to Canadian Hunter for cancellation for no consideration effective immediately after the Take-up Date. Canadian Hunter represents that its director's and officer's have agreed to execute pre-tender agreements (in the form of the agreement attached hereto as Schedule B) and agrees to use its reasonable best efforts to deliver such agreements within 72 hours of the execution of this Agreement duly executed by all of its directors and officers. The directors' circular shall reflect the execution and delivery of such pre-tender agreements and the agreement of the directors and officers to tender their Canadian Hunter Shares pursuant to the Offer.


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                                       8


(c) Canadian Hunter represents that it has obtained advice from CIBC World Markets Inc. and Goldman Sachs & Co. that the consideration to be offered to Canadian Hunter's shareholders pursuant to the Offer is fair to holders of Canadian Hunter Shares from a financial point of view and that such financial advisor will each provide a written opinion to such effect on or before October 19, 2001. The fairness opinions will be attached to or referred to in the directors' circular referred to in Section 2.2(a).

 .3       Offer Documents

(a) Burlington shall file or cause to be filed with the appropriate Securities Authorities an Offer to Purchase and Take-over Bid Circular and the related Letter of Transmittal and Notice of Guaranteed Delivery pursuant to which the Offer will be made (collectively, the "Offer Documents"). The Offer Documents, when filed with the Securities Authorities and when mailed to holders of Canadian Hunter Shares, shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Act and any applicable Canadian provincial securities laws, United States securities laws, the "blue sky" or securities laws of the states of the United States and any other applicable law (collectively, the "Securities Laws").

(b) Canadian Hunter agrees to provide such assistance as Burlington or its agents may reasonably request in connection with communicating the Offer and any amendments and supplements thereto to the holders of the Canadian Hunter Shares and to such other persons as are entitled to receive the Offer under Securities Laws, including providing lists and updated or supplemental lists of the holders of Canadian Hunter Shares, holders of Canadian Hunter Options and holders of Deferred Share Units and other securities convertible into or exchangeable for Canadian Hunter Shares and mailing labels with respect to all such holders of securities as soon as possible after the date of this Agreement but in any event no later than the close of business in Calgary on October 11, 2001 and updates or supplements thereto from time to time as may be requested by Burlington.

 .4       Outstanding Stock Options and Deferred Share Units

(a) Subject to the receipt of any necessary regulatory approvals, persons holding options pursuant to the Stock Option Plan who may do so under Securities Laws and in accordance with the Stock Option Plan shall be entitled to exercise all of their options and tender all Canadian Hunter Shares issued in connection therewith under the Offer upon payment by certified cheque or bank draft of the exercise price in full. The Canadian Hunter Board of Directors shall not, prior to completion of the Offer, grant additional options pursuant to the Stock Option Plan. It is agreed by Burlington that all Canadian Hunter Options which have been tendered to Canadian Hunter for exercise, conditional on Burlington taking up Canadian Hunter Shares under the Offer ("Conditional Option Exercise"), shall be deemed to have been exercised concurrently with the take-up of Canadian Hunter Shares by Burlington. Furthermore, Burlington shall accept as validly tendered under the Offer as of the Take-up Date all Canadian Hunter Shares which are to be issued pursuant to the Conditional Option Exercise, provided that the holders of such options indicate that such shares are tendered pursuant to the Offer and provided that such holder agrees to surrender their remaining unexercised options to Canadian Hunter for cancellation for no consideration effective immediately after the Take-up Date.

(b) Canadian Hunter and Burlington agree that to the extent holders of Canadian Hunter Options do not exercise such Canadian Hunter Options and tender the Canadian Hunter Shares they receive upon such exercise, Canadian Hunter may agree with all remaining holders of Canadian Hunter Options that, in lieu of such persons exercising their Canadian Hunter Options, Canadian Hunter will pay to such persons the difference between the exercise price of their Canadian Hunter Options and the purchase price for the Canadian Hunter Shares under the Offer immediately after the Take-up Date of the Offer in exchange for the termination of their Canadian Hunter Options and provided that such holders agree to surrender their remaining unexercised options to

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                                       9


     Canadian Hunter for cancellation for no consideration effective immediately after the Take-up Date.

(c) Persons holding Deferred Share Units shall be entitled to exchange all of their Deferred Share Units for Canadian Hunter Shares and tender all Canadian Hunter Shares issued in connection therewith to the Offer.

(d) Burlington and Canadian Hunter acknowledge and agree that, pursuant to the Stock Option Plan and Deferred Share Unit Plan, all outstanding and unvested Canadian Hunter Options and all outstanding Deferred Share Units, respectively, shall immediately vest at the Effective Time.

 .5       Rights Plan

(a) Canadian Hunter represents to Burlington that its Board of Directors has irrevocably resolved to waive the application of the Rights Plan to the Offer immediately prior to the Expiry Time and to any other actions taken by Burlington in furtherance of acquiring all of the Canadian Hunter Shares and covenants to Burlington to take all action necessary pursuant to the Rights Plan to effect such waiver no earlier than the Expiry Time, and to ensure that the Separation Time (as defined in the Rights Plan) does not occur.

(b) Canadian Hunter covenants and agrees with Burlington and represents to Burlington that its Board of Directors has resolved not to waive the application of the Rights Plan or to redeem any of the outstanding Rights or take any other action which would limit the application of the Rights Plan to any transaction other than a Take-over Proposal that expires no sooner than the Initial Expiry Time.

 .6       Employee Plans

(a) Canadian Hunter shall terminate the Employee Share Savings Plan and the Share Purchase Plan subject to and coincident with the first take-up of Canadian Hunter Shares by Burlington under the Offer on the Take-up Date and shall make whatever arrangements may be necessary to permit the participants in such plans to tender the Canadian Hunter Shares allocated, or to be allocated, as the case may be, to them on termination of such plans under the Offer. Burlington and Canadian Hunter acknowledge and agree that, pursuant to the Share Purchase Plan, all outstanding loans between Canadian Hunter and a Participant (as defined in such plan) shall be due and payable on the Take-up Date and that all outstanding amounts shall be netted against any amounts due from Burlington under the Offer to the Participants (as defined in such Plan).

(b) Subject to and following the take-up of Canadian Hunter Shares by Burlington under the Offer on the Take-up Date, Burlington covenants and agrees that, effective upon the termination of the Employee Share Savings Plan pursuant to Section 2.6(a) and up to and including the date (the "Rollover Date") which is the earlier of (i) the date that such participant is covered under Burlington's stock purchase savings plan and (ii) December 31, 2001, Burlington shall cause Canadian Hunter to make all necessary arrangements so that all participants in such plan prior to the Take-up Date shall continue to have the same payroll amounts withheld by Canadian Hunter. On the Rollover Date, Burlington shall cause Canadian Hunter to pay all such accumulated contributions to such participants together with an amount equal to (i) in the case of participants who continue to be employed by Canadian Hunter on the Rollover Date, the actual contributions made by such participants up to and including the Rollover Date and (ii) in the case of participants who are terminated on or prior to the Rollover Date, the maximum amount such participants could have contributed under the Employee Share Savings Plan up to and including the Rollover Date had they not been terminated, provided, however, where a participant has been terminated for just cause, Canadian Hunter shall only be required to pay an amount equal to such participant's actual contributions.

(c) Subject to and following the take-up of Canadian Hunter Shares by Burlington under the Offer, Burlington covenants and agrees to cause Canadian Hunter to allocate and pay out to employees of Canadian Hunter bonus amounts in respect of the calendar year ending December 31, 2001 in accordance with Canadian Hunter's customary year end bonus practices consistently applied in accordance with prior years (the "Canadian Hunter Year End Bonus Arrangements"). Canadian Hunter and Burlington agree that bonus amounts for December 31, 2001 to be paid to the eight officers of Canadian Hunter with employment contracts shall be the same amounts as paid to such employees for the December 31, 2000 calendar year.

(d) Subject to and following the take-up of Canadian Hunter Shares by Burlington under the Offer on the Take-up Date, Burlington covenants and agrees to cause Canadian Hunter to apply Canadian Hunter's current and historical practices related to severance and termination payments payable to its employees as described in the Disclosure Letter until at least December 31, 2002.

(e) Subject to and following the take-up of Canadian Hunter Shares by Burlington under the Offer on the Take-up Date, Burlington covenants and agrees to cause Canadian Hunter to pay to employees terminated for any reason except just cause all amounts accrued and in accordance with the provisions of the Pension Plans to the date of termination of employment.

                                   ARTICLE 3
                           PUBLICITY AND SOLICITATION

 .1       Publicity

(a) Each of Burlington and Canadian Hunter shall advise, consult and cooperate with the other party prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue any press release or other written statement to the press with respect to this Agreement or the transactions contemplated hereby. Burlington and Canadian Hunter shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with a stock exchange and only after using its reasonable commercial best efforts to consult the other party taking into account the time constraints to which it is subject as a result of such law or obligation.

(b) Canadian Hunter and Burlington agree that a joint press release substantially in the form of Schedule C shall be issued immediately following the execution of this Agreement.

(c) Canadian Hunter agrees that it shall include, as part of its material change report filing it makes pursuant to applicable Canadian securities laws in respect of this Agreement, the complete text of this Agreement.

 .2       Solicitation

     Investment firms to be selected by Burlington will act as dealer managers (the "Dealer Managers") in connection with the Offer and solicit acceptances of the Offer. The Dealer Managers may form a soliciting dealer group comprised of members of the Investment Dealers Association of Canada and of the stock exchanges in Canada and their United States broker dealer affiliates to solicit acceptances of the Offer.

                                   ARTICLE 4
                 TRANSACTIONS FOLLOWING COMPLETION OF THE OFFER

 .1       Second Stage Transaction

     If Burlington takes up and pays for Canadian Hunter Shares pursuant to the terms of the Offer, and thereby acquires at least the Minimum Required Shares, Burlington agrees to use all commercially reasonable efforts to acquire, and Canadian Hunter agrees to use all commercially reasonable efforts to assist Burlington in acquiring, the balance of the Canadian Hunter Shares by way of a statutory arrangement, amalgamation, merger, reorganization, consolidation, recapitalization or other type of acquisition transaction or transactions ("Second Stage Transaction") carried out for consideration per Canadian Hunter Share not less than the consideration paid pursuant to the Offer (it being understood that Burlington shall be under no obligation to pay more than that amount). Nothing herein shall be construed to prevent Burlington from acquiring, directly or indirectly, additional Canadian Hunter Shares in the open market or in privately negotiated transactions, in another take-over bid, tender or exchange offer, or otherwise in accordance with Securities Laws (including by way of compulsory acquisition) following completion of the Offer.

 .2       Information Circular, Etc.

     Without limiting Section 4.1, Canadian Hunter agrees that if Burlington is required to effect a Second Stage Transaction which requires approval of Canadian Hunter's shareholders in a meeting of Canadian Hunter's shareholders, Canadian Hunter shall take all action necessary in accordance with Securities Laws, other applicable Canadian laws, the Canadian Hunter Governing Documents and the requirements of The Toronto Stock Exchange or any other regulatory authority having jurisdiction to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable to consider and vote upon the action proposed by Burlington. In the event of such a meeting or meetings, Canadian Hunter shall use all commercially reasonable efforts to mail to its shareholders an Information Circular with respect to the meeting of Canadian Hunter's shareholders. The term "Information Circular" shall mean such proxy or other required informational statement or circular, as the case may be, and all related materials at the time required to be mailed to Canadian Hunter's shareholders and all amendments or supplements thereto, if any. Burlington and Canadian Hunter each shall use all commercially reasonable efforts to obtain and furnish the information required to be included in any Information Circular. The information provided and to be provided by Burlington and Canadian Hunter for use in the Information Circular, on both the date the Information Circular is first mailed to Canadian Hunter's shareholders and on the date any such meeting is held, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Burlington and Canadian Hunter each agree to correct promptly any such information provided by it for use in any Information Circular which shall have become false or misleading.

                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF Burlington

     As of the date hereof, Burlington hereby represents and warrants to Canadian Hunter as follows and acknowledges that Canadian Hunter is relying upon these representations and warranties in connection with the entering into of this Agreement:

 .1       Organization and Qualification

     Burlington is a corporation duly incorporated and organized and validly existing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted.

 .2       Authority Relative to this Agreement

     Burlington has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by Burlington of the transactions contemplated hereby have been duly authorized by its Board of Directors and no other corporate proceedings on its part are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Burlington and constitutes a legal, valid and binding obligation of Burlington enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity.

 .3       No Violations

(a) Neither the execution and delivery of this Agreement by Burlington, the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will: (i) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in a creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Burlington or any of its subsidiaries under, any of the terms, conditions or provisions of (x) the charter or bylaws of Burlington or (y) any material note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which Burlington or any of its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which Burlington or any of its subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section 5.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Burlington or any of its subsidiaries (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations which, or any consents, approvals or notices which if not given or received, would not have any material adverse effect on the business, operations or financial condition of Burlington and its subsidiaries taken as a whole or on the ability of Burlington to consummate the transactions contemplated hereby).

(b) Other than in connection with or in compliance with the provisions of Securities Laws, Investment Canada Act (Canada), the Competition Act (Canada), the rules of The Toronto Stock Exchange and the New York Stock Exchange, the HSR Act, and any pre-merger notification statutes, (i) there is no legal impediment to Burlington's consummation of the transactions contemplated by this Agreement and (ii) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary by Burlington in connection with the making or the consummation of the Offer, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have a material adverse effect on the ability of Burlington to consummate the transactions contemplated hereby.

 .4       Funds Available

     Burlington has made adequate financial arrangement prior to the execution of this Agreement to ensure that sufficient funds are available to pay for all Canadian Hunter Shares tendered pursuant to the Offer in accordance with the terms of the Offer.

                                   ARTICLE 6
                REPRESENTATIONS AND WARRANTIES OF CANADIAN HUNTER

     As of the date hereof, Canadian Hunter hereby represents and warrants to Burlington as follows and acknowledges that Burlington is relying upon these representations and warranties in connection with the entering into of this
Agreement:

 .1       Organization and Qualification

     Canadian Hunter is a corporation duly amalgamated and validly existing under the laws of Alberta and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Canadian Hunter Subsidiaries is a corporation duly incorporated and organized and validly subsisting under the laws of the jurisdiction of its incorporation or a partnership duly constituted, as the case may be, and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. Canadian Hunter and each Canadian Hunter Subsidiary is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, except where the failure to be so registered or in good standing would not have a material adverse effect on Canadian Hunter and the Canadian Hunter Subsidiaries taken as a whole.

 .2       Authority Relative to this Agreement

     Canadian Hunter has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Canadian Hunter's Board of Directors, and no other corporate proceedings on the part of Canadian Hunter are necessary to authorize this Agreement (except for obtaining shareholder approval in respect of any Second Stage Transaction) and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Canadian Hunter and constitutes a legal, valid and binding obligation of Canadian Hunter enforceable against Canadian Hunter in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity.

 .3       No Violations

(a) Except as disclosed in the Disclosure Letter, Neither the execution and delivery of this Agreement by Canadian Hunter, the consummation of the transactions contemplated hereby nor compliance by Canadian Hunter with any of the provisions hereof will: (i) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in a creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Canadian Hunter or any of the Canadian Hunter Subsidiaries under, any of the terms, conditions or provisions of (x) the Canadian Hunter Governing Documents or
     (y) any material note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which Canadian Hunter or any of the Canadian Hunter Subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which Canadian Hunter or any of the Canadian Hunter Subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section 6.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Canadian Hunter or any of the Canadian Hunter Subsidiaries (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations which, or any consents, approvals or notices which if not given or received, would not have any material adverse effect on the business, operations or financial condition of Canadian Hunter and the Canadian Hunter Subsidiaries taken as a whole or on the ability of Canadian Hunter to consummate the transactions contemplated hereby).

(b) Other than in connection with or in compliance with the provisions of Securities Laws, Investment Canada Act (Canada), the Competition Act (Canada), the rules of The Toronto Stock Exchange, the HSR Act and any pre-merger notification statutes, (i) there is no legal impediment to Canadian Hunter's consummation of the transactions contemplated by this Agreement and (ii) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary by Canadian Hunter in connection with the making or the consummation of the Offer, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have a material adverse effect on the ability of Canadian Hunter to consummate the transactions contemplated hereby.

 .4       Capitalization

     As of the date hereof, the authorized share capital of Canadian Hunter consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of September 30, 2001, 59,686,178 Canadian Hunter Shares were issued and outstanding and no preferred shares were issued or outstanding. As of the date hereof, options to acquire an aggregate of 3,166,149 Canadian Hunter Shares have been granted and are unexercised under the Stock Option Plan and up to 558 Canadian Hunter Shares will be issued upon the exchange of the Deferred Share Units pursuant to the Deferred Share Unit Plan. Except as set forth above, there are no securities of Canadian Hunter outstanding and no options, warrants or other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by Canadian Hunter of any shares of Canadian Hunter (including the Canadian Hunter Shares) or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of Canadian Hunter (including the Canadian Hunter Shares), nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attributes of Canadian Hunter. All outstanding Canadian Hunter Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, and all Canadian Hunter Shares issuable upon exercise of outstanding stock options and pursuant to the Deferred Share Unit Plan in accordance with their respective terms will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to any preemptive rights.

 .5       No Material Adverse Change

     Since December 31, 2000, there has not been any Material Adverse Change.

 .6       No Undisclosed Material Liabilities

     Except: (a) as disclosed or reflected in the audited financial statements of Canadian Hunter as at December 31, 2000 or in the material agreements set out in the Disclosure Letter pursuant to Section 6.14 hereof; and (b) for liabilities and obligations: (i) incurred in the ordinary course of business and consistent with past practice; or (ii) pursuant to the terms of this Agreement, neither Canadian Hunter nor any of its subsidiaries has incurred any liabilities of any nature, whether accrued, contingent or otherwise that have constituted or could be reasonably expected to constitute a Material Adverse Change.

 .7       Impairment

     Neither the making of the Offer nor the successful completion of the Offer will result in a Material Adverse Change pursuant to or as a result of the provisions of any agreement or arrangement to which Canadian Hunter is a party.

 .8       Officer Obligations

     Officer Obligations do not exceed an aggregate of $15 million for severance payable to officers.

 .9       Financial Advisor

     Canadian Hunter has not retained nor will it retain any financial advisor, broker, agent or finder or paid, or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any transaction contemplated hereby or any transaction presently ongoing or contemplated, except CIBC World Markets Inc. and Goldman, Sachs & Co. have been retained as Canadian Hunter's financial advisor in connection with certain matters including the transactions contemplated hereby. The total obligation of Canadian Hunter to such financial advisors is set forth in the Disclosure Letter. After the payment of the financial obligations to Goldman, Sachs & Co. and CIBC World Markets Inc. as set forth in the Disclosure Letter, Canadian Hunter will not have any continuing obligations to either Goldman, Sachs & Co. or CIBC World Markets Inc. other than those related to indemnification, confidentiality and the payment of expenses.

 .10      Conduct of Business

     Except as publicly disclosed, since December 31, 2000, neither Canadian Hunter nor any of its subsidiaries has taken any action that would be in violation of Section 7.1 if such provision had been in effect since such date, other than violations which would not have any material adverse effect on the business, operations or financial condition of Canadian Hunter and its subsidiaries considered as a whole or would not materially affect Canadian Hunter's ability to consummate the transactions contemplated hereby.

 .11      Reports

(a) Canadian Hunter has heretofore delivered to Burlington true and complete copies of (i) Canadian Hunter's 2000 Annual Information Form, Canadian Hunter's Information Circular relating to its 2001 annual meeting of shareholders, Canadian Hunter's 2000 Annual Report to shareholders and interim reports for the periods ending March 31, 2001 and June 30, 2001;
     (ii) all prospectuses or other offering documents used by Canadian Hunter in the offering of its securities or filed with Securities Authorities since December 31, 2000; and (iii) the consolidated audited financial statements of Canadian Hunter dated December 31, 2000. As of their respective dates, such forms, statements, prospectuses and other offering documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and complied in all material respects with all applicable requirements of law. The audited financial statements and unaudited interim financial statements of Canadian Hunter and its consolidated subsidiaries publicly issued by Canadian Hunter, previously delivered to Burlington, or included or incorporated by reference in such forms, statements, prospectuses and other offering documents were prepared in accordance with Canadian GAAP (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of Canadian Hunter's independent accountants or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the consolidated financial position, results of operations and changes in financial position of Canadian Hunter and its consolidated subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

(b) Canadian Hunter will deliver to Burlington as soon as they become available true and complete copies of any report or statement filed by it with Securities Authorities subsequent to the date hereof. As of their respective dates, such reports and statements (excluding any information therein provided by Burlington, as to which Canadian Hunter makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The consolidated financial statements of Canadian Hunter issued by Canadian Hunter or to be included in such reports and statements (excluding any information therein provided by Burlington, as to which Canadian Hunter makes no representation) will be prepared in accordance with Canadian GAAP (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of Canadian Hunter's independent accountants or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements) and will present fairly the consolidated financial position, results of operations and changes in financial position of Canadian Hunter as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

 .12      Subsidiaries

     All of the shares (or partnership interests) of the Canadian Hunter Subsidiaries are beneficially wholly-owned, directly or indirectly, by Canadian Hunter with valid and marketable title thereto, free and clear of any and all liens, charges, security interests, adverse claims, encumbrances and demands of any nature or kind whatsoever. The Canadian Hunter Subsidiaries are the only material subsidiaries of Canadian Hunter.

 .13      Compliance with Law

     Canadian Hunter and each of its subsidiaries has complied with and is in compliance with all laws and regulations applicable to the operation of its business, except where such non-compliance would not, considered individually or in the aggregate, have a material adverse effect on the business, affairs, operations, assets, prospects or financial condition of Canadian Hunter and its subsidiaries, taken as a whole, or on the ability of Canadian Hunter to consummate the transactions contemplated hereby.

 .14      Material Agreements

     There are no agreements material to the conduct of Canadian Hunter's and its subsidiaries' businesses except land contracts entered into in the ordinary course of business and construction, ownership and operation agreements entered into in the ordinary course of business and the agreements as listed in the Disclosure Letter, and all such agreements are valid and subsisting and Canadian Hunter or its subsidiary, as applicable, is not in material default under any such agreements.

 .15      Disclosure

     Canadian Hunter has disclosed to Burlington in the Disclosure Letter any information regarding any event, circumstance or action taken or failed to be taken which could reasonably be expected to materially adversely affect the business, operations, assets, capitalization, financial condition, prospects, rights or liabilities of or relating to Canadian Hunter and its subsidiaries taken as a whole.

     To the best of Canadian Hunter's knowledge, none of the information delivered to Burlington prior to the date hereof and as modified or supplemented from time to time prior to the date hereof is misleading or incorrect in any material respect taken as a whole, in light of the circumstances under which it was made, excluding all financial projections concerning Canadian Hunter and its subsidiaries.

 .16      Employment Agreements

     Except as listed in the Disclosure Letter, neither Canadian Hunter nor any subsidiary is a party to any written employment or consulting agreement or any verbal employment or consulting agreement with a term of more than one year or any written agreement which provides for a payment by Canadian Hunter or any subsidiary on a change of control of Canadian Hunter or severance of employment.

 .17      U.S. Securities Law Matters

     To Canadian Hunter's knowledge, less than 40% (calculated in accordance with Schedule 14D-1F or Rule 14d-1 under the United States Securities Exchange Act of 1934, as amended (the "US Exchange Act")) of the outstanding Canadian Hunter Shares are held by US holders (as defined in Schedule 14D-1F of the US Exchange Act). Canadian Hunter is eligible to file with the Securities and Exchange Commission a solicitation/recommendation statement in compliance with Rules 14d-1(b) and 14e-2(c) under the US Exchange Act on Schedule 14D-9F. Canadian Hunter is a foreign private issuer, as that term is defined in Rule 3b-4 of the US Exchange Act. Canadian Hunter is not an investment company registered or required to be registered under the United States Investment Company Act of 1940, as amended.

 .18      Employee Benefit Plans

     Neither Canadian Hunter nor any subsidiary has any employee benefit plans other than: (i) the Stock Option Plan; (ii) the Share Savings Plan; (iii) the Pension Plans; (iv) the Share Purchase Plan; (v) the Canadian Hunter Year End Bonus Arrangements; (vi) with respect to those matters contemplated in Section
2.6 hereof; and (vii) existing health, dental, vision and short and long term disability plans, life insurance and accidental death and dismemberment of general application and agreements and promises contemplated by the Officer Obligations and has made no promises with respect to increased benefits under such plans. All contributions (including premiums) required by law or contract to and including June 30, 2001 to have been paid or accrued, under or with respect to such plans, have been paid or accrued as at that date, as the case may be, except where failure to make any such contribution could not reasonably be expected to result in a Material Adverse Change.

 .19      Books and Records

     The corporate records and minute books of Canadian Hunter and each subsidiary have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects.

 .20      Litigation, Etc.

     There are, at the date hereof, no actions, suits or proceedings pending, or to the knowledge of Canadian Hunter threatened, affecting Canadian Hunter or any subsidiary before or by any federal, provincial, state, local, foreign, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, which action, suit or proceeding involves a possibility of any judgment against or liability of Canadian Hunter or any subsidiary or other person which, if successful, would have a material adverse effect on the business, affairs, operations, assets, prospects or financial condition of Canadian Hunter and its subsidiaries, taken as a whole, or on the ability of Canadian Hunter or Burlington to consummate the transactions contemplated hereby.

 .21      Environmental

     Except as set forth in the Disclosure Letter, neither Canadian Hunter nor any subsidiary is aware of, or has received:

(a) any order or directive which relates to environmental matters and which requires any material work, repairs, construction, or capital expenditures; or

(b) any demand or notice with respect to the material breach of any environmental, health or safety law applicable to Canadian Hunter or any subsidiary or any of their business undertakings, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of environmental contaminants.

 .22      Tax Matters

(a)  For purposes of this Agreement, the following definitions shall apply:

     (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any federal, provincial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and provincial income taxes), capital, payroll and employee withholding taxes, labour taxes, employment insurance, social insurance taxes, sales and use taxes, ad valorem taxes, value added taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, insurance taxes, environmental taxes, transfer taxes, workers' compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which Canadian Hunter or any of its subsidiaries is required to pay, withhold or collect.

     (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, elections, information statements and returns relating to, or required to be filed in connection with, any Taxes.

(b) All Returns required to be filed by or on behalf of Canadian Hunter or any subsidiary have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Canadian Hunter or any material subsidiaries with respect to items or periods covered by such Returns.

(c) Canadian Hunter and each subsidiary has paid or provided adequate accruals in its financial statements for the year ended dated December 31, 2000 for Taxes, including income taxes, labour taxes and related deferred taxes, in conformity with Canadian GAAP.

(d) For all periods ending on and after December 31, 1998, Burlington has been furnished by Canadian Hunter true and complete copies of: (i) material portions of income tax audit reports, statements of deficiencies, closing or other agreements received by Canadian Hunter and the Canadian Hunter Subsidiaries or on behalf of Canadian Hunter and the Canadian Hunter Subsidiaries relating to Taxes; and (ii) all material federal, provincial, state, local or foreign income or franchise tax returns for Canadian Hunter and the Canadian Hunter Subsidiaries.

(e) No material deficiencies exist or have been asserted with respect to Taxes of Canadian Hunter or any subsidiary. Except as disclosed in the Disclosure Letter, neither Canadian Hunter nor any subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or to Canadian Hunter's knowledge threatened against Canadian Hunter or any subsidiary or any of their respective assets. Except as disclosed in the Disclosure Letter, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Canadian Hunter or any subsidiary. There is no audit in process, pending or, to the knowledge of Canadian Hunter and any subsidiary, threatened by a governmental or taxing authority relating to the Returns of Canadian Hunter and/or any subsidiary for the last three years.

(f) Except as set out in the Disclosure Letter, Canadian Hunter has provided adequate accruals in its financial statements for the year ended December 31, 2000 (or, in either case, such amounts are fully funded) for all pension or other employee benefit obligations of Canadian Hunter or any subsidiary arising under or relating to each of the pension or retirement income plans or other employee benefit plans or agreements or policies maintained by or binding on Canadian Hunter or any of its subsidiaries.

 .23      Reporting Issuer Status

     Canadian Hunter is a "reporting issuer" in material compliance with all applicable securities laws of provinces of Canada and the Canadian Hunter Shares are only listed on The Toronto Stock Exchange.

 .24      Debt and Working Capital

     As at August 31, 2001, Canadian Hunter's consolidated debt (other than trade debt) did not exceed $50,000 and its working capital deficiency was not greater than $145 million.

 .25      Confidentiality Agreements

     All agreements entered into by Canadian Hunter with persons other than Burlington regarding the confidentiality of information provided to such persons or reviewed by such persons with respect to the sale of Canadian Hunter or any merger, arrangement or amalgamation of Canadian Hunter with another party are in substantially the form of the confidentiality agreement executed by Burlington (the "Confidentiality Agreement"). Canadian Hunter has not negotiated any Take-over Proposal with any person who has not entered into such a confidentiality agreement.

 .26      Insurance

     Policies of insurance in force as of the date hereof naming Canadian Hunter as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of Canadian Hunter and its subsidiaries. All such policies of insurance shall remain in force and effect and shall not be canceled or otherwise terminated as a result of the transactions contemplated hereby or by the Offer.

                                   ARTICLE 7
                               CONDUCT OF BUSINESS

 .1       Conduct of Business by Canadian Hunter

     Canadian Hunter covenants and agrees that, during the period from the date of this Agreement until the earlier of either: (i) the Effective Time; or (ii) this Agreement is terminated by its terms, unless Burlington shall otherwise agree in writing, except as required by law or in connection with a Take-over Proposal or as otherwise expressly permitted or specifically contemplated by this Agreement:

(a) the business of Canadian Hunter and its subsidiaries shall be conducted only in, and Canadian Hunter and its subsidiaries shall not take any action except in, the usual and ordinary course of business and consistent with past practice, and Canadian Hunter shall use all commercially reasonable efforts to maintain and preserve its business organization, assets, employees and advantageous business relationships;

(b) Canadian Hunter shall not directly or indirectly do or permit to occur any of the following: (i) amend the Canadian Hunter Governing Documents; (ii) declare, set aside or pay any dividend or other distribution or payment (whether in cash, shares or property) in respect of its shares owned by any person; (iii) issue, grant, sell or pledge or agree to issue, grant, sell or pledge any shares of Canadian Hunter or its subsidiaries, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of Canadian Hunter or its subsidiaries, other than Canadian Hunter Shares issuable pursuant to the terms of the Canadian Hunter Options; (iv) redeem, purchase or otherwise acquire any of its outstanding shares or other securities; (v) split, combine or reclassify any of its shares; (vi) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization of Canadian Hunter; or (vii) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing, except as permitted above;

(c) neither Canadian Hunter nor any of its subsidiaries has, other than as disclosed in the Disclosure Letter, and shall not, without prior consultation with and the consent of Burlington, such consent not to be unreasonably withheld, directly or indirectly do any of the following: (i) sell, pledge, dispose of or encumber any assets having an individual value in excess of $1 million; (ii) acquire

     (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of shares or securities (other than for the account of the Pension Plans), contributions of capital (other than to wholly owned subsidiaries) or property transfer; (iii) acquire any assets with an acquisition cost which would exceed: (A) $1 million individually; or (B) $5 million in the aggregate, with the exception of purchases at Crown lease sales and freehold lease acquisitions; (iv) incur any indebtedness for borrowed money except in the ordinary course of business or in excess of existing facilities, or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or make any loans or advances, other than the Officer Obligations and the arrangements contemplated in Section 2.6 hereof (including daylight employee assistance loans or loan guarantees in connection with the exercise of Stock Options) and fees payable to legal advisors in the ordinary course and fees payable to legal and financial advisors in respect of the Offer; (v) authorize, recommend or propose any release or relinquishment of any material contract right; (vi) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material license, lease, contract, production sharing agreement, government land concession or other material document:
     (viii) enter into or terminate any hedges, swaps or other financial instruments or like transactions (other than in accordance with their terms); (ix) enter into commitments of a capital expenditure nature including Crown lease purchases and freehold lease acquisitions or incur any contingent liability in excess of $5 million individually and $115 million in the aggregate and in accordance with the 2001 operating budget, copies of which have been made available to Burlington (and Canadian Hunter shall not amend such budgets); (x) enter into any non-arm's length transactions including with any officers, directors or employees of Canadian Hunter or any of its subsidiaries or transfer any property or assets of Canadian Hunter or any of its subsidiaries to any employees, except: (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business; or (ii) as may be required by law; or (xi) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

(d) neither Canadian Hunter nor any of its subsidiaries shall create any new Officer Obligations (except as disclosed in the Disclosure Letter) and, except for payment of the existing Officer Obligations (from which Burlington shall make appropriate withholdings as required by applicable tax laws), neither Canadian Hunter nor any of its subsidiaries shall grant to any officer or director an increase in compensation in any form, grant any general salary increase other than in accordance with the requirements of any existing collective bargaining or union contracts, grant to any other employee any increase in compensation in any form other than routine increases in the ordinary course of business consistent with past practices, make any loan to any officer, director or employee, or take any action with respect to the grant of any severance or termination pay arising from the Offer or a change of control of Canadian Hunter or the entering into of any employment agreement with, any officer or director, or with respect to any increase of benefits payable under its current severance or termination pay policies; and

(e) neither Canadian Hunter nor any of its subsidiaries shall adopt or amend or make any contribution to any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangements for the benefit of employees, except as is necessary to comply with the law or with respect to existing provisions of any such plans, programs, arrangements or agreements.

 .2       Provision of Information; Access

     Immediately upon acceptance of this Agreement, Canadian Hunter shall provide to Burlington information, subject to the existing confidentiality restrictions pursuant to the Confidentiality Agreement, to enable Burlington to quickly and efficiently integrate the business and affairs of Canadian Hunter with Burlington at the Effective Time and Canadian Hunter shall permit:

     (i) Burlington and its representatives to have reasonable access to Canadian Hunter's premises, field operations, records, computer systems, properties, books, contracts, records, employees and management personnel;

     (ii) Burlington and its representatives reasonable access to interview employees of Canadian Hunter for the purpose of determining which employees will be retained after the Effective Time; and

     (iii) Burlington and its representatives to be informed of the operations of Canadian Hunter to ensure there is compliance with Section 7.1 hereof.

It is acknowledged that the purpose of this clause is to permit Burlington to be in a position to expeditiously integrate the business and operations of Canadian Hunter with that of Burlington immediately upon but not prior to, the Effective Time without causing any unreasonable disruptions to Canadian Hunter's business or operations prior to the Effective Time.

                                   ARTICLE 8
                          COVENANTS OF CANADIAN HUNTER

 .1       Notice of Material Change

     From the date hereof until the termination of this Agreement, Canadian Hunter shall promptly notify Burlington in writing of:

(a) any material change (actual, anticipated, contemplated or, to the knowledge of Canadian Hunter, threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of Canadian Hunter and its subsidiaries considered as a whole;

(b) any change in any representation or warranty set forth in Article 6 which change is or may be of such a nature as to render any such representation or warranty misleading or untrue in a material respect; or

(c) any material fact in respect of Canadian Hunter which arises and which would have been required to be stated herein had the fact arisen on or prior to the date of this Agreement.

     Canadian Hunter shall in good faith discuss with Burlington any change in circumstances (actual, anticipated, contemplated or, to the knowledge of Canadian Hunter, threatened, financial or otherwise) which is of such a nature that there may be a reasonable question as to whether notice need to be given to Burlington pursuant to this section.

 .2       Non-Completion Fee

     If at any time after the execution of this Agreement (and provided there is no material breach or non-performance by Burlington of a material provision of this Agreement in any respect):

(a) the Board of Directors of Canadian Hunter has withdrawn or, in any manner adverse to Burlington, redefined, modified or changed any of its recommendations referred to in Section 2.2, or shall have resolved to do so;

(b) any bona fide Take-over Proposal for the Canadian Hunter Shares is publicly announced or commenced, and the Board of Directors of Canadian Hunter shall have failed to publicly reaffirm and maintain its recommendation of the Offer to Canadian Hunter's shareholders within 10 days after the public announcement or commencement of any such Take-over Proposal;

(c) the Board of Directors of Canadian Hunter shall have recommended that Canadian Hunter's shareholders deposit their Canadian Hunter Shares under, vote in favour of, or otherwise accept, a Take-over Proposal;

(d) Canadian Hunter shall have entered into any agreement with any person with respect to a Take-over Proposal prior to the Expiry Time of the Offer, excluding a confidentiality agreement entered into in compliance with
     Section 8.3; or

(e) a Take-over Proposal is publicly announced, proposed, offered or made to Canadian Hunter's shareholders or to Canadian Hunter prior to the Expiry Time of the Offer, the Offer shall have expired by reason of the Minimum Condition not being satisfied, and such Take-over Proposal has been completed within 180 days of expiry of the Offer,

     Canadian Hunter shall upon the occurrence of any such event and in any event within one Business Day pay to Burlington the amount of $85 million. Such payment shall be made in immediately available funds to an account designated by Burlington. On the date of the earliest of any of the events specified in Sections 8.2(a) to (e), Canadian Hunter shall be deemed to hold such amount in trust for Burlington. In the event that a Take-over Proposal is publicly announced, proposed, offered or made to holders of Canadian Hunter Shares as contemplated by Section 8.2(e), Canadian Hunter agrees to deliver to Burlington, at least 3 Business Days prior to the scheduled expiry of such Take-over Proposal, an irrevocable letter of credit, in form satisfactory to Burlington, acting reasonably, drawable within one Business Day after Burlington shall have delivered to the issuing party a written certificate confirming the occurrence of an event specified in Section 8.2(e) or such other form of security as is satisfactory to Burlington, acting reasonably.

     Any payment pursuant to Section 8.2 shall be without prejudice to the rights or remedies available to Burlington upon the breach of any provision of this Agreement.

     For the purposes of Section 8.2(b), an announcement by the Board of Directors of Canadian Hunter that it does not have all the information necessary to properly evaluate the Take-over Proposal and accordingly is reaffirming and maintaining its recommendation of the Offer pending receipt and analysis of additional information shall not constitute an event within the ambit of Section 8.2(b) hereof or trigger any obligations to make the payment contemplated by this Section, provided that the Board of Directors of Canadian Hunter, not less than five days before the Expiry Time of the Offer, publicly reaffirms and maintains its recommendation of the Offer as set forth in Section 2.2(a) to holders of Canadian Hunter Shares without the foregoing qualification in respect of receipt and analysis of additional information relating to the Take-over Proposal.

 .3       No Solicitation

     Canadian Hunter shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Canadian Hunter, any of its subsidiaries or their officers, directors, employees, financial advisors, representatives and agents ("Representatives") with respect to a Take-over Proposal (as defined herein) whether or not initiated by Canadian Hunter and in connection therewith, Canadian Hunter shall not release any third party from any confidentiality or standstill agreement to which Canadian Hunter and such third party is a party or amend any of the foregoing and shall exercise all rights to require the return of information regarding Canadian Hunter. From and after the date hereof, Canadian Hunter and its subsidiaries will not, and will not authorize or permit any of their Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to a Take-over Proposal from any person, or engage in any discussion, negotiations or inquiries relating thereto or accept any Take-over Proposal; provided, however, that Canadian Hunter may: (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by Canadian Hunter, any of its subsidiaries or the Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Canadian Hunter and its business, properties and assets which has previously been provided to Burlington if, and only to the extent that: (A) the third party has first made a bona fide written Take-over Proposal that is financially superior to the Offer (as determined in good faith in each case by Canadian Hunter's Board of Directors after receiving the advice of its financial advisors) (a "Superior Proposal") and Canadian Hunter's Board of Directors has concluded in good faith, after considering applicable law and receiving the advice of outside counsel that such action is required by the Canadian Hunter Board of Directors to comply with fiduciary duties under applicable law; (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, Canadian Hunter receives from such person or entity an executed confidentiality agreement having confidentiality and standstill terms substantially similar to those contained in the Confidentiality Agreement; (C) Canadian Hunter immediately provides to Burlington any information provided to any such person or entity if not previously provided to Burlington; (ii) comply with applicable Securities Laws relating to the provision of directors' circulars, and make appropriate disclosure with respect thereto to Canadian Hunter's shareholders; and (iii) accept, recommend, approve or implement a Superior Proposal contemplated in clause (i)(A), but only (in the case of this clause (iii)) if prior to such acceptance, recommendation, approval or implementation, Canadian Hunter's Board of Directors shall have concluded in good faith, after considering provisions of applicable law and after giving effect to all proposals to adjust the terms and conditions of this Agreement and the Offer which may be offered by Burlington during the 24 hour notice period set forth below Canadian Hunter terminates this Agreement in accordance with Sections 8.2 and 11.1(f) and concurrently therewith has paid the fees payable thereunder. Canadian Hunter shall give Burlington orally and in writing at least 24 hours advance notice of any decision by the Board of Canadian Hunter to accept, recommend, approve or implement a Superior Proposal. Such notice shall include the principal business terms and conditions of the Superior Proposal and the general attributes of any non-cash consideration but shall not include the identity of the party making the Superior Proposal.

 .4       Canadian Hunter Board of Directors

     The Board of Directors of Canadian Hunter immediately following the acquisition by Burlington of more than 50% of the outstanding Canadian Hunter Shares pursuant to the Offer shall be reconstituted through resignations of all existing Canadian Hunter directors and the appointment of Burlington nominees in their stead. Canadian Hunter shall, in accordance with the foregoing and subject to the provisions of the Act, assist Burlington to secure the resignations of all Canadian Hunter directors to be effective at such time as may be required by Burlington and to use its best efforts to cause the election of the Burlington nominees to fill the vacancies so created in order to effect the foregoing without the necessity of a shareholder meeting.

 .5       Structure of Transaction

     Canadian Hunter shall, to the extent reasonable, cooperate with Burlington in structuring the acquisition by Burlington of Canadian Hunter in a tax efficient manner, including without limitation, by completing to the satisfaction of Burlington, acting reasonably, a possible internal corporate reorganization of Canadian Hunter involving the transfer of certain assets to one or more partnerships and/or the transfer of certain assets or unincorporated business divisions to separate wholly-owned Canadian subsidiary corporations. Burlington shall indemnify Canadian Hunter for all costs and taxes in connection with the foregoing.

 .6       Financial and Other Information

     Canadian Hunter shall make available to Burlington, and consents to the use of, all financial statements and other information of Canadian Hunter which may be required to be disclosed in the Offer or in other Burlington documents, including any proxy statement of Burlington and any registration statement filed by Burlington with the United States Securities and Exchange Commission, and amendments thereto, as required under applicable law. Such financial statements shall be prepared in accordance with Canadian GAAP. If required under applicable law, Canadian Hunter shall make available to Burlington, and shall assist in the preparation of and consents to the use of, reconciliations of such financial statements to generally accepted accounting principles in the United States, prepared in accordance with Item 18 of Form 20-F under the United States Securities Exchange Act of 1934, as amended. If required by applicable law, such financial statements shall be audited by Canadian Hunter's auditors. Canadian Hunter shall use its best efforts to have its auditors, to the extent required under applicable law, provide their consent to the use of their report and the use of their name in connection with any disclosure by Burlington of such financial statements. Burlington agrees to reimburse Canadian Hunter for its reasonable third party expenses in connection with complying with this Section 8.6.

                                   ARTICLE 9
                             COVENANTS OF burlington

 .1       Availability of Funds

     Burlington covenants and agrees that at all times when the Offer is outstanding, Burlington shall not take any action, or fail to take any action, which would or could reasonably be expected to result in the representation and warranty set out in Section 5.4 being untrue in any material respect at any time while the Offer is outstanding.

 .2       Other Covenants

     Burlington covenants and agrees that, from and including the date hereof until the termination of this Agreement, unless Canadian Hunter agrees otherwise in writing:

(a) Burlington shall use its reasonable commercial efforts to consummate the Offer, subject only to the terms and conditions hereof and thereof;

(b) Burlington shall use its reasonable commercial efforts to obtain all of the regulatory approvals, waivers and consents set out in paragraph (b) of Schedule A; and

(c) Burlington shall honour all employment agreements, severance agreements and other arrangements disclosed in the Disclosure Letter. Burlington acknowledges that Canadian Hunter shall hold the benefits of this section in trust for the benefit of such employees and Burlington shall not take any action or permit any of its subsidiaries to take any action that would render, or may reasonably be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to expiry of the Offer or termination of this Agreement, whichever first occurs.

                                   ARTICLE 10
                                MUTUAL COVENANTS

 .1       Other Filings

     Burlington and Canadian Hunter shall, as promptly as practicable hereafter, prepare and file any filings required under the Competition Act (Canada), Investment Canada Act (Canada), any Securities Law, the rules of The Toronto Stock Exchange and the New York Stock Exchange, the United States Securities Exchange Act of 1934, as amended, state securities or "blue-sky" laws of the states of the United States, as amended, the HSR Act or any other applicable law relating to the transactions contemplated herein.

 .2       Additional Agreements

     Subject to the terms and conditions herein provided and to fiduciary obligations under applicable law as advised by counsel in writing, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts: (i) to obtain all necessary waivers, consents and approvals from other parties to material agreements, leases and other contracts (including, without limitation, the agreement of any persons as may be required pursuant to any agreement, arrangement or understanding relating to Canadian Hunter's operations); (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, provincial or foreign law or regulations; (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; (iv) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (v) to effect all necessary registrations and other filings and submissions of information requested by governmental authorities; and (vi) to fulfill all conditions and satisfy all provisions of this Agreement and the Offer. For purposes of this Agreement, the obligation to use "commercially reasonable efforts" to obtain waivers, consents, approvals and authorizations to loan agreements, leases and other contracts or under laws or regulation shall not include any obligation to agree to a materially adverse modification of the terms of such documents or to prepay or incur additional material obligations.

                                   ARTICLE 11
                        TERMINATION, AMENDMENT AND WAIVER

 .1       Termination

     This Agreement, other than the provisions set forth in Sections 8.2, 11.2 and 12.8, may be terminated by written notice promptly given to the other party hereto, at any time prior to the time Burlington first takes up and pays for Canadian Hunter Shares:

(a)  by mutual agreement by Burlington and Canadian Hunter; or

(b) by Canadian Hunter, if Burlington has not mailed the Offer Documents to holders of Canadian Hunter Shares on or before 12:00 midnight (Calgary time) on October 19, 2001; or

(c) by Burlington, if the conditions to the Offer have not been satisfied or waived by Burlington on or before the Expiry Time (after having extended the Offer as required pursuant to this Agreement); or

(d) by either Burlington or Canadian Hunter, if Burlington has not taken up and paid for the Canadian Hunter Shares deposited under the Offer on or before the date which is 90 days, or if a Take-over Proposal is publicly announced, proposed, offered or made to Canadian Hunter's shareholders, 180 days, following the day of mailing of the Offer Documents; or

(e) by either Burlington or Canadian Hunter, if the Offer terminates or expires at the Expiry Time without Burlington taking up and paying for any of the Canadian Hunter Shares as a result of the failure of any condition to the Offer to be satisfied or waived unless the failure of such condition shall be due to the failure of the party seeking to terminate this Agreement to perform the obligations required to be performed by it under this Agreement; or

(f)  by either Burlington or Canadian Hunter, if the fee referred to in Section
     8.2 becomes payable and payment is made or is immediately available to Burlington; or

(g) by either Burlington or Canadian Hunter, if there has been a misrepresentation, breach or nonperformance by the other party of any representation, warranty (without reference to any qualification as to materiality in such representation and warranty) or covenant contained in this Agreement which would have or would reasonably be expected to have a material adverse effect on the party seeking to terminate, provided the breaching party has been given notice of and 5 Business Days to cure any such misrepresentation, breach or non-performance.

 .2       Effect of Termination

     In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith have no further force or effect and there shall be no obligation on the part of Burlington or Canadian Hunter hereunder except as set forth in Sections 8.2 (provided that the right of payment (in the case of Section 8.2(e), being the public announcement or commencement of such Take-over Proposal) arose prior to the termination of this Agreement), Section
8.6 (insofar as it relates to the reimbursement of expenses) and Section 12.8 and this Section 11.2, which provisions shall survive the termination of this Agreement. Nothing herein shall relieve any party from liability for any breach of this Agreement.

 .3       Amendment

     This Agreement may be amended by mutual agreement between the parties hereto. This Agreement may not be amended except by an instrument in writing signed by the appropriate officers on behalf of each of the parties hereto.

 .4       Waiver

     Burlington, on the one hand, and Canadian Hunter, on the other hand, may
(i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive compliance with any of the other's agreements or the fulfillment of any conditions to its own obligations contained herein or (iii) waive inaccuracies in any of the other's representations or warranties contained herein or in any document delivered by the other party hereto; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 12
                               GENERAL PROVISIONS

 .1       Notices

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by cable, telegram, telecopier or telex or sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

(a)  if to Burlington:

                  5051 Westheimer, Suite 1400
                  Houston, Texas
                  77056
                  Attention:     Bobby S.  Shackouls,  President and Chief
                                 Executive  Officer and Rick Plaeger,
                                 Vice President and General Counsel
                  Telecopy No.:  (713) 624-9605

     with a copy to:

                  Burnet, Duckworth & Palmer LLP
                  #1400, 350 - 7th  Avenue S.W.
                  Calgary, Alberta
                  T2P 3N9
                  Attention:     Grant A. Zawalsky
                  Telecopy No.: (403) 260-0330

(b)  if to Canadian Hunter:

                  Suite 2800, 605 - 5th Avenue S.W.
                  Calgary, Alberta
                  T2P 3H5
                  Attention:     Stephen B. Soules, Vice-President, Finance and
                                 Chief Financial Officer
                  Telecopy No.:  (403) 260-1615

     with a copy to:

                  Bennett Jones LLP
                  4500, 855 - 2nd Street S.W.
                  Calgary, Alberta
                  T2P 4K7
                  Attention:     Robert Lehodey or John MacNeil
                  Telecopy No.:  (403) 265-7219

 .2       Miscellaneous

     This Agreement: (i) except for the Confidentiality Agreement, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof; and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto shall be entitled to rely upon delivery of an executed facsimile copy of the Agreement, and such facsimile copy shall be legally effective to create a valid and binding agreement among the parties hereto. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the Province of Alberta having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. .3 Directors' and Officers' Insurance

     If Burlington takes up and pays for Canadian Hunter Shares pursuant to the Offer, Canadian Hunter shall, provided Canadian Hunter is able to obtain the same at a cost not exceeding 250% of the annual premium of Canadian Hunter's current directors' and officers' insurance policy, obtain and pay for directors' and officers' liability insurance on a "trailing" or "run-off" basis for Canadian Hunter's current and former directors and officers (whether such insurance is maintained independently of or included under Burlington's directors and officers insurance policy), covering claims made prior to or within six years from the date that the director or officer resigns or is removed as a director or officer of Canadian Hunter. Coverage of such directors and officers insurance should be substantially equivalent in scope and coverage to that provided by Canadian Hunter's current directors and officers insurance policy.

 .4       Indemnities

     Burlington agrees that, if it acquires the Minimum Required Shares under the Offer, it shall cause each of Canadian Hunter and its subsidiaries to fulfill its obligations pursuant to indemnities provided or available to past and present officers and directors of Canadian Hunter and its subsidiaries pursuant to the provisions of the articles, bylaws or similar constating documents of Canadian Hunter and its subsidiaries, applicable corporate legislation and any written indemnity agreements between any of Canadian Hunter or its subsidiaries and its past and present directors and officers in the forms provided to Burlington.

 .5       Employment Agreements

     Burlington covenants and agrees to, and after the Effective Time Burlington will cause Canadian Hunter and any successor to Canadian Hunter, to honour and comply with the terms of those existing employment agreements, termination, severance and retention plans or policies of Canadian Hunter which Canadian Hunter has disclosed to Burlington in writing prior to the date hereof.

 .6       Third Party Beneficiaries

     The provisions of Sections 12.3, 12.4 and 12.5 are (i) intended for the benefit of the employees of Canadian Hunter and its subsidiaries and all present and former directors and officers of Canadian Hunter and its subsidiaries, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such persons and his or her heirs, executors administrators and other legal representatives (collectively, the "Third Party Beneficiaries") and Canadian Hunter shall hold the rights and benefits of Sections 12.3, 12.4 and 12.5 in trust for and on behalf of the Third Party Beneficiaries and Canadian Hunter hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third Party Beneficiaries, and (ii) are in addition to, and not in substitution for, any other rights that the Third Party Beneficiaries may have by contract or otherwise.

 .7       Assignment

     Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Burlington may assign all or any part of its rights or obligations under this Agreement to a direct or indirect wholly-owned subsidiary of Burlington, provided that if such assignment takes place, Burlington shall continue to be liable to Canadian Hunter for any default in performance by the assignee.

 .8       Expenses

     Except as provided in Section 8.2 and 8.6, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, whether or not the Offer is consummated.

 .9       Confidentiality Agreement

     With respect to the Offer, including market purchases permitted under Applicable Law, Canadian Hunter hereby consents to the Offer and Burlington is hereby released from any of the restrictions set forth in Section 11 of the Confidentiality Agreement.

 .10      Survival of Representations and Warranties

     The representations and warranties of Burlington and Canadian Hunter contained in this Agreement shall not survive the completion of the Offer and shall expire and be terminated at the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

 .11      Severability

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

 .12      Counterpart Execution

     This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute one agreement.

     IN WITNESS WHEREOF, Burlington and Canadian Hunter have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  BURLINGTON RESOURCES INC.


                                  Per:
                                       -----------------------------------------


                                  Per:
                                       -----------------------------------------



                                  CANADIAN HUNTER EXPLORATION LTD.


                                  Per:
                                         ---------------------------------------


                                  Per:
                                         ---------------------------------------

                                   SCHEDULE A

                             CONDITIONS TO THE OFFER

     The capitalized terms used in this Schedule A have the meanings set forth in the attached Pre-Acquisition Agreement dated October 8, 2001 (the "Agreement") between Burlington and Canadian Hunter, except that the term "Offeror" shall be deemed to refer to Burlington.

     Notwithstanding any other provision of the Offer, but subject to the provisions of the Agreement, the Offeror reserves the right to withdraw or terminate the Offer and not take up and pay for, or to extend the period of time during which the Offer is open and postpone taking up and paying for, any Canadian Hunter Shares deposited under the Offer unless all of the following conditions are satisfied or waived by the Offeror:

(a) at the Expiry Time, and at the time the Offeror first takes up and pays for Canadian Hunter Shares under the Offer, there shall have been validly deposited under the Offer and not withdrawn at least 66 2/3% of the outstanding Canadian Hunter Shares (calculated on a diluted basis) (the "Minimum Condition");

(b) all requisite regulatory approvals, consents and expiries of waiting periods (including, without limitation, under the Competition Act (Canada), Investment Canada Act (Canada), the HSR Act and those of any stock exchanges or other securities or regulatory authorities) shall have been obtained or occurred on terms and conditions satisfactory to the Offeror, acting reasonably, and all applicable statutory or regulatory waiting periods shall have expired or been terminated;

(c) no act, action, suit, proceeding, objection or opposition shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission by any elected or appointed public official or by any private person in Canada or elsewhere, whether or not having the force of law, and (ii) no law, regulation or policy (including applicable tax laws and regulations in those jurisdictions in which Canadian Hunter or any of its subsidiaries carries on business) shall have been proposed, enacted, promulgated, amended or applied, which in either case, in the sole judgment of the Offeror acting reasonably:

     (A) has the effect or may have the effect to cease trade, enjoin, prohibit or impose material limitations, damages or conditions on the purchase by, or the sale to, the Offeror of the Canadian Hunter Shares or the right of the Offeror to own or exercise full rights of ownership of the Canadian Hunter Shares;

     (B) has had, or if the Offer was consummated could reasonably be expected to result in, a Material Adverse Change or, in the case of (ii) above, could reasonably be expected to have a material adverse effect on the Offeror;

     (C) has a material adverse effect on the completion of any compulsory acquisition or any amalgamation, statutory arrangement or other transaction involving the Offeror and/or an affiliate of the Offeror and Canadian Hunter and/or the holders of Canadian Hunter Shares for the purposes of Canadian Hunter becoming, directly or indirectly, a wholly-owned subsidiary of the Offeror or affecting an amalgamation or merger of Canadian Hunter's business and assets with or into the Offeror and/or an affiliate of the Offeror (a "Second Stage Transaction");

(d) there shall not exist any prohibition at law against the Offeror making the Offer or taking up and paying for all of the Canadian Hunter Shares under the Offer or completing any compulsory acquisition or Second Stage Transaction in respect of any Canadian Hunter Shares not acquired under the Offer;

(e) in the sole judgment of the Offeror, acting reasonably: (i) Canadian Hunter shall not have breached, or failed to comply with, in any material respect, any of its covenants or other obligations under the Agreement: and (ii) all representations and warranties of Canadian Hunter contained in the Agreement shall have been true and correct in all material respects as of the date of the Agreement and shall not have ceased to be true and correct in any material respect thereafter provided that Canadian Hunter has been given notice of and 5 Business Days to cure any misrepresentation, breach or non-performance and has failed to cure any such misrepresentation, breach or non-performance;

(f) the Offeror shall have determined that there does not exist and has not occurred any Material Adverse Change;

(g) the Offeror shall have determined that there has not occurred: (i) any general suspension of trading in, or general limitation on prices for, securities on any United States or Canadian national securities exchange;
     (ii) a declaration of a general banking moratorium or any general suspension of payments in respect of banks in the United States or Canada;
     (iii) any limitation by any United States or Canadian government or regulatory authority on the extension of credit by banks or other financial institutions applicable to financing the Offer; or (iv) in the case of any of the foregoing existing as of the date of the Offer, material acceleration or worsening thereof;

(h) the Offeror shall have determined in its sole judgment that, on terms satisfactory to the Offeror that: (i) the Board of Directors of Canadian Hunter shall not have waived the application of the Rights Plan to the purchase of securities by any third party prior to the Expiry Date of the Offer; (ii) a cease trading order or an injunction shall not have been issued that has the effect of prohibiting or preventing the exercise of the Rights or the issue of common shares of Canadian Hunter upon the exercise of the Rights in relation to any offer that expires prior to the Expiry Date and such cease trading order or injunction shall be in full force and effect; (iii) a court of competent jurisdiction shall not have ordered that the Rights are illegal, of no force or effect or may not be exercised in relation to any offer which expires prior to the Expiry Date; (iv) the Rights and the Rights Plan shall not otherwise have been held unexercisable or unenforceable in relation to any offer which expires prior to the Expiry Date; or (v) the Rights Plan does not make it inadvisable for the Offeror to proceed with the Offer and/or with taking up and paying for all of the Canadian Hunter Shares under the Offer, a compulsory acquisition and any Second Stage Transaction.

                                   SCHEDULE B

                          FORM OF PRE-TENDER AGREEMENT

                                                                 October 8, 2001

Dear Sir:

Re:      Offer by Burlington to Purchase all of the Canadian Hunter Shares
--------------------------------------------------------------------------------

     Reference is made to the Pre-Acquisition Agreement dated October 8, 2001 (the "Pre-Acquisition Agreement") between Burlington and Canadian Hunter pursuant to which Burlington has agreed to make an offer to purchase all of the issued and outstanding Canadian Hunter Shares. Unless otherwise defined herein, all capitalized terms referred to herein shall have the meanings attributed thereto in the Pre-Acquisition Agreement.

     We understand that you (the "Selling Shareholder") or your affiliates beneficially own, directly or indirectly, or exercise control or direction over, the number of Canadian Hunter Shares set forth in your acceptance at the end of this letter agreement.

     Any references in this letter agreement to Canadian Hunter Shares owned by the Selling Shareholder shall mean such number of Canadian Hunter Shares and, where the context requires, shall include all Canadian Hunter Shares issued to the Selling Shareholder after the date hereof pursuant to the exercise of Canadian Hunter Options.

     This letter agreement sets out the terms and conditions upon which the Selling Shareholder has agreed, among other things, to support the Offer and to deposit under the Offer, or cause to be deposited under the Offer, all of the Canadian Hunter Shares (including Canadian Hunter Shares issuable upon the exercise of Canadian Hunter Options) held by the Selling Shareholder that are, or will be, beneficially owned or controlled by the Selling Shareholder.

1.   Covenants of Selling Shareholder

     By the acceptance of this letter agreement, the Selling Shareholder hereby agrees, subject to the terms of paragraph 3 of this letter agreement, from the date hereof until the earlier of the termination of this letter agreement and the Take-up Date:

(a) not to sell, assign, convey or otherwise dispose of any of the Canadian Hunter Shares owned by such Selling Shareholder and not to permit any affiliate of such Selling Shareholder to sell, assign, convey or otherwise dispose of any of the Canadian Hunter Shares owned by it;

(b) unconditionally and irrevocably to accept and to cause any affiliate of such Selling Shareholder to unconditionally and irrevocably accept the Offer made by Burlington by depositing the Canadian Hunter Shares presently owned or hereafter acquired (including any Canadian Hunter Shares hereafter acquired pursuant to the exercise of any options to purchase Canadian Hunter Shares) by such Selling Shareholder or affiliate prior to the Expiry Time and in accordance with the terms and conditions of the Offer;

(c) that they will not exercise any Canadian Hunter Options and that they agree to elect that, in lieu of exercising their Canadian Hunter Options, Canadian Hunter will pay the difference between the exercise price of their Canadian Hunter Options and the purchase price for the Canadian Hunter Shares under the Offer immediately after the Take-up Date in exchange for the termination of their Canadian Hunter Options and provided the Selling Shareholder agrees to surrender their remaining unexercised options to Canadian Hunter for cancellation for no consideration effective immediately after the Take-up Date;

(d) that all loans made by Canadian Hunter to the Selling Shareholder shall be repaid in full on the Take-up Date and that all outstanding amounts shall be netted against any amounts due from Burlington under the Offer to the Selling Shareholder;

(e) not to exercise any statutory or other rights of withdrawal with respect to any Canadian Hunter Shares owned by such Selling Shareholder or any affiliate of such Selling Shareholder once deposited pursuant to the Offer unless this letter agreement is terminated prior to Burlington taking up the Canadian Hunter Shares under the Offer; and

(f) not to exercise any shareholder rights or remedies available at common law or pursuant to the Business Corporations Act (Alberta) or applicable securities legislation to delay, hinder, upset or challenge the Offer.

2.   Covenants of Burlington

(a) Burlington shall make the Offer in accordance with the terms and conditions of the Pre-Acquisition Agreement and shall comply with the terms and conditions of Article 2 and Sections 12.3 and 12.4 thereof in respect of the Offer.

(b) Burlington shall, subject to the satisfaction or waiver of the conditions set forth in the Offer, take up and pay for all Canadian Hunter Shares owned by the Selling Shareholder or any affiliate of the Selling Shareholder deposited pursuant to the Offer, all in accordance with the terms and conditions of the Offer and the provisions of the Pre-Acquisition Agreement.

3.   Fiduciary Duties

     Nothing herein shall restrict or limit the actions of any director or officer required to be taken in the discharge of his fiduciary duties as a director or officer of Canadian Hunter.

4.   Expenses

     Burlington and the Selling Shareholder agree to pay their own respective expenses incurred in connection with this letter agreement. Each of the parties hereto agrees to indemnify the other against any claim for a finder's fee or other compensation validly made by any broker which has an agreement with such indemnifying party for the payment of such fee or compensation. This paragraph 4 shall survive the termination of this letter agreement pursuant to paragraph 5.

5.   Termination

     It is understood and agreed that the respective rights and obligations hereunder of Burlington and the Selling Shareholder shall cease and this letter agreement shall terminate:

(a) if, prior to the expiry of the Offer, another bona fide Take-over Proposal is announced, proposed, offered or made to the holders of Canadian Hunter Shares or Canadian Hunter which, in the opinion of Canadian Hunter's Board of Directors after consultation with its financial advisors, would constitute a Superior Proposal and which permits the Board of Directors of Canadian Hunter to withdraw, modify or change any recommendation regarding the Offer in accordance with Section 2.2(a) of the Pre-Acquisition Agreement; or

(b) if the Canadian Hunter Board of Directors otherwise withdraws, modifies or changes any recommendation with respect to the Offer; or

(c) if Burlington waives the Minimum Condition, decreases the consideration offered pursuant to the Offer or otherwise modifies or amends the Offer in a manner materially adverse to holders of Canadian Hunter Shares, provided that an extension of the Offer shall not constitute an adverse modification or amendment to the Offer; or

(d)  in the event that the Pre-Acquisition Agreement is terminated pursuant to
     Section 11.1 thereof.

     In the event of termination of this letter agreement, the Selling Shareholder may withdraw all of the Canadian Hunter Shares deposited in accordance with the terms and conditions of the Offer, this letter agreement shall forthwith be of no further force and effect and there shall be no obligation or liability on the part of either the Selling Shareholder or Burlington, except as set forth in paragraph 4 and this paragraph 5 which provisions shall survive the termination of this letter agreement. Nothing herein shall relieve any party from liability for any breach of this letter agreement.

6.   Amendment

     Except as expressly set forth herein, this letter agreement constitutes the whole of the agreement between the parties and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

7.   Assignment

     Except as expressly set forth herein, no party to this letter agreement may assign any of its rights or obligations under this letter agreement without the prior written consent of the other party.

8.   Disclosure

     Prior to first public disclosure of the existence and terms and conditions of this letter, none of the parties hereto shall disclose the existence of this letter agreement, or any details hereof, to any person other than Canadian Hunter, its directors and officers, without the prior written consent of the other parties hereto, except to the extent required by law. The existence and terms and conditions of this letter agreement may be disclosed by Burlington and Canadian Hunter in the press release issued in connection with the execution of the Pre-Acquisition Agreement and the Offer Documents and the Directors Circular prepared by Canadian Hunter.

9.   Enurement

     This letter agreement will be binding upon and enure to the benefit of Burlington, the Selling Shareholder and their respective executors, administrators, successors and permitted assigns.

10.  Applicable Law

     This letter agreement shall be governed and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and each of the parties hereto irrevocably attorns to the jurisdictions of the courts of the Province of Alberta.

11.  Counterparts

     This letter agreement may be signed in counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of such counterparts may be effected by means of telecopier.

Yours truly,

BURLINGTON RESOURCES INC.



Per:
     ---------------------------------------

                                   Acceptance

     The foregoing is hereby accepted as of and with effect from the ____ day of October, 2001 and the undersigned hereby confirms that the undersigned beneficially owns ____________________ Canadian Hunter Shares and options to acquire a further __________________________ Canadian Hunter Shares.



________________________________         ______________________________________
Witness                                  Name:
                                         Title:

                                   SCHEDULE C